As filed with the Securities and Exchange Commission on May 26, 2017.

Registration No. 333-215204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMURON LIMITED

(Exact name of registrant as specified in its charter)

Australia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Delaney Corporate Services Ltd.

99 Washington Avenue, Suite 805A

Albany, New York 12210

Tel: (518) 465-9242
Fax: (518) 465-7883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Darrin Ocasio, Esq. David B. Manno, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway New York, New York 10006 Tel: (212) 930-9700 Fax: (212) 930-9725	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Jr. Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990

EXPLANATORY NOTE

Immuron Limited (the “Registrant”) is filing this Amendment No. 8 (the “Amendment”) to its Registration Statement on Form F-1 (Registration Statement No. 333-215204) (the “Registration Statement”) to re-file Exhibit 5.1 and Exhibit 5.2. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page, the Exhibit Index and Exhibits 5.1 and 5.2. The remainder of the Registration Statement is unchanged and therefore has not been included in this amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia on May 26 , 2017.

IMMURON LIMITED

By:	/s/ Thomas Liquard
Name: Thomas Liquard
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Non-Executive Chairman	May 26 , 2017
Name: Roger Aston

/s/ Thomas Liquard	Chief Executive Officer	May 26 , 2017
Name: Thomas Liquard	(principal executive officer)

*	Joint Chief Financial Officer and Secretary	May 26 , 2017
Name: Peter Vaughan	(principal financial officer and principal accounting officer)

*	Joint Chief Financial Officer and Secretary	May 26 , 2017
Name: Phillip Hains

*	Director	May 26 , 2017
Name: Stephen Anastasiou

*	Director	May 26 , 2017
Name: Daniel Pollock

*	Executive Vice Chairman	May 26 , 2017
Name: Peter Anastasiou

	Director	May 26 , 2017
Name: Ravi Savarirayan

* By:	/s/ Thomas Liquard
Thomas Liquard

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Immuron Limited, has signed this registration statement or amendment thereto in New York, New York on May 26 , 2017.

Authorized U.S. Representative

By:	/s/ Thomas Liquard
Thomas Liquard

EXHIBIT INDEX

Exhibits	Description

1.1	Form of Underwriting Agreement*

3.1	Constitution of Immuron Limited*

4.1	Form of Amended and Restated Deposit Agreement between Immuron Limited and The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares*

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)*

4.3	Form of Representative’s Warrant (included in Exhibit 1.1)*

4.4	Form of ADS Warrant Agent Agreement*

4.5	Form of Global Warrant (included in Exhibit 4.4) *

5.1	Opinion of Francis Abourizk Lightowlers regarding the validity of the ordinary shares and warrants being issued

5.2	Opinion of Sichenzia Ross Ference Kesner LLP

10.1	Development and Supply Agreement by and between Immuron Limited and Synlait Milk Ltd. dated June 28, 2013(1)*

10.2	Variation of Development and Supply Agreement by and between the Company and Synlait Milk Ltd. dated June 21, 2016(1)*

10.3	Marketing and Master Distribution Agreement by and between the Company and UniFirst-First Aid Corporation d/b/a MEDIQUE Products dated as of June 28, 2016(1)*

10.4	Distribution and License Agreement by and between the Company and Paladin Labs Inc. dated November 28, 2011(1)*

10.5	Consultancy Agreement by and between Immuron Limited and Dan Peres dated April 1, 2015*

10.6	Commercial Lease Agreement with Wattle Laboratories Pty Ltd.*

10.7	Executive Share Option Plan*

10.8	Convertible Security and Share Purchase Agreement by and between Immuron Limited and SBI Investments dated February 16, 2016*

10.9	Executive Service Agreement by and between Immuron Limited and Thomas Liquard dated August 24, 2015*

10.10	Executive Service Agreement by and between Immuron Limited and Dr. Jerry Kanellos dated July 23, 2015*

10.11	Termination of Distribution Agreement letter dated February 23, 2017*

10.12	Consultancy Agreement by and between Immuron Limited and Dan Peres dated March 29, 2017*

10.13	R&D Tax Incentive Prepayment Loan Facility Agreement between Immuron Limited and Grandlodge Capital Pty. Ltd.*

21.1	List of significant subsidiaries of Immuron Limited*

23.1	Consent of Francis Abourizk Lightowlers (see Exhibit 5.1)

23.2	Consent of Sichenzia Ross Ference Kesner LLP (see Exhibit 5.2)

23.2	Consent of Marcum LLP*

24.1	Power of Attorney*

* Previously filed.

(1) A redacted version of this Exhibit has been previously filed. An un-redacted version of this Exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and have been blacked out.